UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     March 4, 2020

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-062735
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (770) 953-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2020, BlueLinx Holdings Inc. (the “Company”) amended its existing term loan facility (the “Facility”) by entering into that certain Fifth Amendment to Credit and Guaranty Agreement (the “Amendment”), by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, and HPS Investment Partners, LLC, in its capacity as administrative agent.

Pursuant to the Amendment, the Company will not be subject to the Facility’s quarterly Total Net Leverage Ratio covenant from and after the time, and then for so long as, the principal balance level under the Facility is less than $45 million.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 28, 2020.

Item 7.01    Regulation FD Disclosure.

On March 4, 2020, the Company issued a press release announcing the transactions described in Items 1.01 and 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On February 28, 2020, the Company, through certain of its subsidiaries, completed a sale‑leaseback transaction (the “Sale-Leaseback Transaction”) with affiliates of AIC Ventures L.P. (collectively, the “Buyer”) with respect to the Company’s warehouse facilities located in Elkhart, Indiana, for net proceeds of approximately $7.5 million. Net proceeds of the Sale-Leaseback Transaction were used to repay indebtedness under the Company’s term loan facility.

The Sale-Leaseback Transaction was completed pursuant to customary real estate transaction closing documents between certain subsidiaries of the Company and the Buyer. Upon completion of the Sale-Leaseback Transaction, a subsidiary of the Company entered into a long-term lease on the property for a fifteen-year initial term with multiple five-year renewal options.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Press Release of BlueLinx Holdings Inc., dated March 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: March 4, 2020                    By: /s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel & Corporate Secretary